 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SUNRISE GLOBAL INC.

(Exact name of registrant as specified in its charter.)

Nevada	20-8767728
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

201 West Garvey Avenue, Suite 102-208, Monterey Park, California, 91754
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-142836.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed on 2007-05-11 with the Securities and Exchange Commission (File No. 333-142836) is incorporated by reference into this registration statement.

ITEM 2.     EXHIBITS.

      The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC File No. 333-142836 on May 11, 2007. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.

SIGNATURES

      In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of January 2008.

Sunrise Global Inc. (Registrant)

Date: January 29, 2008	By:	/s/Shaojun Sun
Shaojun Sun
President, Chief Executive Officer, Chief Financial Officer
Secretary/Treasurer and sole member of the Board of Directors.